UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Mesa Air Group, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 685-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under “Item 8.01 Other Events” is hereby incorporated by reference. The issuance by Mesa Air Group, Inc. (the “Company”) of the Shares (as defined below) in consideration for the entry into that certain Third Amended and Restated Capacity Purchase Agreement with United Airlines, Inc., a Delaware corporation (“United”), dated as of December 27, 2022 (as amended and restated, the “United CPA”), and certain other financial accommodations will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act in a transaction by an issuer not involving a public offering.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws.

On January 13, 2023, the Company’s Board of Directors approved a resolution to amend the Company’s Amended and Restated Bylaws (the “Bylaws”) effective on that date. The amendment was approved in connection with the Company’s entry into the United CPA and provides for the following changes to the Company’s Bylaws:

Newly added Section 3.15 provides United with the right to designate one (1) representative to be a member of the Board (the “United Designee”), provided that United holds at least five percent (5%) of the issued and outstanding shares of capital stock of the Company, and provided that such United Designee shall be subject to the reasonable approval of the Board.

Newly added Section 3.16 provides that until the earlier of (a) January 1, 2026, or (b) the Company’s entry into a definitive binding agreement for the performance of regional airline services with a major air carrier other than United, the Board shall not take, or make any recommendation to the stockholders of the Company with respect to several actions, including, but not limited to the following:

•	Merge or consolidate any of the Company’s subsidiaries with or into any other entity, or sell, transfer or dispose of all or substantially all of the assets of the Company;

•	Enter into a purchase transaction that would result in the cash balance of the Company to fall below a certain threshold;

•

Enter into new lines of business, provided that this restriction shall not apply from and after the firs point in time, if any, after the satisfaction of the Performance Milestone (as defined in the United CPA); or

•	Amend or modify the Bylaws or Articles of Incorporation of the Company that would alter, amend, or repeal any of the foregoing.

The foregoing description is not complete and is qualified in its entirety by reference to the text of the Amendment to the Second Amended and Restated Bylaws, which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

Pursuant to the terms of the United CPA, the Company issued to United 4,042,061 shares (the “Shares”) of the Company’s common stock, no par value per share, equal to 10% of the Company’s issued and outstanding capital stock on such date. As set forth in the United CPA, the Company also granted United preemptive rights to purchase its pro rata portion of any equity securities that the Company may propose to issue or sell to any person in the future.

In connection with the foregoing, the Company also agreed that it will use its reasonable best efforts to prepare and file a registration statement on Form S-3 to permit the resale of the Registrable Securities (as defined in the Registration Rights Agreement).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.2	Amendment to Second Amended and Restated Bylaws of Mesa Air Group, Inc., effective as of January 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Air Group, Inc.

Date: January 20, 2023	By:	/s/ Brian S. Gillman
Brian S. Gillman
Executive Vice President and General Counsel